ACE HARDWARE CORPORATION





                                $30,000,000

               6.47% Series A Senior Notes Due June 22, 2008



                                $70,000,000

                          Private Shelf Facility



                           AMENDED AND RESTATED

                 NOTE PURCHASE AND PRIVATE SHELF AGREEMENT





                        Dated as of August 23, 1996

                         ACE HARDWARE CORPORATION
                           2200 Kensington Court
                         Oak Brook, Illinois 60521

                                                 As of August 23, 1996

The Prudential Insurance Company
 of America ("Prudential")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers")

c/o Prudential Capital Group
Two Prudential Capital Group
Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

       The undersigned, Ace Hardware Corporation (herein called the
"Company"), is a party with you to that certain Note Agreement dated as of September 22, 1993 (as amended, modified or supplemented from time to time, the "Agreement").
The Company desires to amend and restate the Agreement as set forth below.

           1.  AUTHORIZATION OF ISSUE OF NOTES.

        1A.     Authorization of Issue of Series A Notes.  The Company
has authorized and issued its senior promissory notes (the "Series A Notes") in the aggregate principal amount of $30,000,000, to be dated September 22, 1993 issue thereof, to mature June 22, 2008, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.47% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and are substantially in the form of Exhibit A-1 attached hereto. The terms "Series A Note" and "Series A Notes" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

         1B. Authorization of Issue of Shelf Notes. The Company has authorized the issue of (but, except as provided in paragraph 2(B)7 will not be obligated to issue) its additional senior promissory notes (the "Shelf Notes") in the aggregate principal amount of $70,000,000 (or the Canadian Dollar Equivalent), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 5 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto in the case of Notes denominated in American Dollars and substantially in the form of Exhibit A-2 attached hereto in the case of notes denominated in Canadian Dollars. The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

           2.  PURCHASE AND SALE OF NOTES.

          2A. Purchase and Sale of Series A Notes. The Company has sold to you $30,000,000 aggregate principal amount of Series A Notes at 100% of such aggregate principal amount. On September 22, 1993 (herein called the "Series A Closing Day"), the Company delivered to Prudential at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Series A Notes registered in your name, evidencing the aggregate principal amount of Series A Notes purchased by Prudential and in the denomination or denominations specified in the Purchaser Schedule attached hereto as Annex 1, against payment of the purchase price thereof, the receipt of which is hereby acknowledged, by transfer of immediately available funds for credit to the Company's account #94064 at The Northern Trust Company, Chicago, Illinois, ABA Routing Number 071000152. The purchase by Prudential of the Series A Notes pursuant to the Agreement was subject to certain conditions which were either satisfied or waived.

           2B.    Purchase and Sale of Shelf Notes.

          2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes

                                   - 2 -

stated in paragraph IB, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. For purposes of the preceding sentence, all aggregate principal amounts of Notes shall be calculated in American Dollars (the aggregate principal amounts of any Note denominated in Canadian Dollars being converted into American Dollars at the rate of exchange used by Prudential to calculate the Canadian Dollar Equivalent at the time the Company accepts the relevant Quotation pursuant to paragraph 2D(3).
 NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

           2B(2). Issuance Period. (a) Shelf Notes denominated in American Dollars may be issued and sold pursuant to this Agreement until the earlier of (i) August 23, 1999 and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day preceding such thirtieth day). The period during which Notes denominated in American Dollars may be issued and sold pursuant to this Agreement is herein called the "American Dollar Issuance Period".

                               (b)  Shelf Notes denominated in Canadian
 Dollars may be issued and sold pursuant to this Agreement until the later of (i) August 23, 1999 and (ii) if the Acceptance Day for such Notes is on or before August 23, 1999, the Closing Day specified in the relevant Request for Purchase (as such Closing Day may be rescheduled in accordance with paragraph 2B(7) hereof. The period during which Notes denominated in Canadian Dollars may be issued and sold pursuant to this Agreement is herein called the "Canadian Dollar Issuance Period" (together with the American Dollar Issuance Period, the "Issuance Period").

          2B(3). Request for Purchase. The Company may from time to time during the relevant Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the currency (which shall be American Dollars or Canadian Dollars) of the Notes, (ii) specify in American Dollars the aggregate principal amount of Shelf Notes (or the American Dollar equivalent of Notes to be denominated in Canadian Dollars covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (iii) specify the principal amounts, final maturities and principal 'payment dates and amounts of the Shelf Notes covered thereby, (iv) specify the use of proceeds of such Shelf Notes, (v) specify the

                                    3 -
proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the relevant Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase (the "Shelf Closing Day"), (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Shelf Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (viii) specify whether the fee to be due pursuant to paragraph 2B(8)(ii) should be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4) or will be paid separately by the Company on the Shelf Closing Day for such purchase and sale, and (ix) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

         2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:00 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the currencies, principal amounts (or the approximate Canadian Dollar Equivalent in the case of Notes to be denominated in Canadian Dollars as estimated by Prudential), maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

         2B(5). Acceptance. Within 30 minutes (or 15 minutes, in the case of Notes denominated in Canadian Dollars) after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (or the Canadian Dollar Equivalent, as the case may be). Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a

                                    4 -

Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing,

         2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for US Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of (i) trading in securities generally on the New York Stock Exchange, (ii) in the case of Notes to be denominated in American Dollars, in the domestic market for US Treasury securities or derivatives, or (iii) in the case of Notes to be denominated in Canadian Dollars, in the forward currency market or the interest rate Swap Market, then such interest rate quotes, shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

         2B(7).  Facility Closings.  Not later than 11:30 A.M. (New York
City local time) on the Shelf Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Two Prudential Capital Group, Suite 5600, Chicago, Illinois 60601, the
Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Shelf Closing Day, dated the Shelf Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Shelf Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Shelf Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Shelf Closing Day, the Company shall, prior to 1:00 P.M., New
York City local time, on such scheduled Shelf Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (X) such closing is to be rescheduled (such rescheduled date to be (i) in the case of a Note denominated in American Dollars, a Business Day during the relevant Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Shelf Closing Day or (ii) in the case of a Shelf Note denominated in Canadian Dollars, a Business Day not less than 1 Business Days and not more than 30 Business Days after the Acceptance Day (the "Rescheduled Closing Day"), and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Shelf Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(ii) or (Y) such closing is to be canceled. For the avoidance of doubt, in the event that a Rescheduled Closing Day is established pursuant to the preceding sentence in respect of Shelf Notes denominated in Canadian Dollars, the Shelf Notes to be issued on such Rescheduled Closing Day shall have the same maturities, installment payment schedules and interest payment dates as if such Shelf Notes had been issued on the original Shelf Closing Day. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential
(on behalf of each Purchaser) may at its election, at any time after 1:00
P.M., New York City local time, on such scheduled Shelf Closing Day, notify the Company in writing that such closing is to be canceled.
Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given
Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

         2B(8).  Fees.

       2B(8)(i). Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the 'Issuance Fee') on each Shelf Closing Day in an amount equal to 0.15% of the aggregate principal amount of Shelf Notes sold on such Shelf Closing Day, unless the Company shall have requested pursuant to the applicable Request for Purchase that such fee be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4).

      2B(8)(ii). Delayed Delivery Fee. (a) If the closing of the purchase and sale of any Accepted Note denominated in American Dollars is delayed for any reason beyond the original Shelf Closing Day for such Accepted Note, the Company will pay to Prudential on the last Business Day of each calendar month, commencing with the first such day to occur more than 30 days after the Acceptance Day for such Accepted Note and ending with the last such day to occur prior to the American Cancellation Date or the actual date of such purchase and sale (if such American Cancellation Date or closing date occurs more than 30 days after the Acceptance Day for such Accepted Note), a fee (herein called the "American Delayed Delivery Fee") calculated as follows:

                        (BEY - MMY) X DTS/360 X PA

where "BEY' means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a an alternative investment selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Shelf Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. (b) If the closing of the purchase and sale of any Accepted Note denominated in Canadian Dollars is delayed for any reason beyond the original Shelf Closing Day for such Accepted Note, the Company will pay to Prudential on the Canadian Cancellation Date or actual closing date of such purchase and sale, a fee denominated in Canadian
Dollars (herein called the "Canadian Delayed Delivery Fee", and together with the American Delayed Delivery Fee, the "Delayed Delivery Fee") which shall be (x) the amount equal to the product of (i) the difference between the Rate of Interest and the Overnight Investment Rate on funds deposited on each day from and including the Shelf Closing Day, (ii) the aggregate principal amount of the Shelf Notes for which the coupon was fixed, and
(iii) a fraction the numerator of which is equal to the number of actual days elapsed from and including the Shelf Closing Day but excluding the date of such payment hereunder, and the denominator of which is 365, plus
(y) any cost or expense (if any) incurred by Prudential with respect to any interest rate and/or currency exchange agreement entered into by the Prudential in connection with a delayed closing in relation to the Shelf
Notes. In no case shall the Canadian Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Shelf Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

      2B(8)(iii). Cancellation Fee. (a) If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note denominated in American Dollars, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the American Dollar Issuance Period (the date of any such notification, or the last day of the American Dollar Issuance Period, as the case may be, being herein called the "American Cancellation Date"), the Company will pay the Purchasers in immediately available funds an amount (the "American Cancellation Fee") calculated as follows:

                                  PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (X) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the American Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (Y) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(ii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a US Treasury security having a par value of $100.00 and shall be rounded to

                                    7 -

the second decimal place. In no case shall the American Cancellation Fee be less than zero.

                (b) If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note denominated in Canadian Dollars, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7). that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Canadian Dollar Issuance Period (the date of any such notification, or the last day or the Canadian Dollar Issuance Period, as the case may be, being herein called the "Canadian Cancellation Date" and together with the American Cancellation Date, the "Cancellation Date"), the Company will pay Prudential in immediately available funds, no later than the Business Day immediately succeeding such Canadian Cancellation Date, an amount denominated in American Dollars (the "Canadian Cancellation Fee", and together with the American Cancellation Fee, the "Cancellation Fee") equal to all unwinding costs incurred by Prudential on positions executed by or on behalf of Prudential, in contemplation of the transactions to take place on the Shelf Closing Day, in connection with fixing the coupon on any Shelf Notes under the Pru-Shelf Facility denominated in Canadian Dollars. Such positions include currency and interest rate swaps and currency exchange contracts which are subject to substantial price volatility. Such costs may also include losses (if any) incurred by Prudential as a result of fluctuations in exchange rates. All unwinding costs incurred by Prudential will be determined by Prudential in accordance with generally accepted financial practice. In no case shall the Canadian Cancellation Fee be less than zero.

           3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Shelf Notes, is subject on each case to the satisfaction, on or before the applicable Shelf Closing Day for such Shelf Notes, of the following conditions:

           3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

           (i) The Shelf Note(s) to be purchased by such Purchaser.

           (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amended and Restated Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amended and Restated Agreement and the Notes.

           (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Amended and Restated Agreement and the Notes and the other documents to be delivered hereunder.


                                    8 -
           (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

          (v) On each Shelf Closing Day, such Purchaser shall have received from David W. League, general counsel to the Company, or, at the Company's election, other counsel designated by the Company and acceptable to such Purchaser, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit D-1 attached hereto.

          (vi) A good standing certificate for the Company from the Secretary of State of Delaware dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

          (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

          3B. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Shelf Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Shelf Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Shelf Closing Day, to both such effects.

          3C. Fees. On or before each Shelf Closing Day, the Company shall have paid to the Purchasers any fee required by paragraphs 2B(g)(i) and 2B(g)(ii).

          3D. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          3E. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

          4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or
                                   - 9 -
otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

          4A. Required Prepayments of Series A Notes. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $2,000,000 on June 22 and December 22 of each year, commencing June 22, 2001 and to and including December 22, 2007, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on June 22, 2008.

          4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

          4C.    Optional Prepayment With Yield-Maintenance Amount.
The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note.

          4D. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 30 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date and, as to principal, applied to required payments thereon in the inverse order of maturity.

          4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

          4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay
                                  . 10 -
or otherwise retire or purchase or other-wise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or other-wise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

          5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

          5A. Financial Statements; Notice of Defaults. The Company covenants that it will deliver to each significant Holder in triplicate:

           (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of (a) the Company and its Subsidiaries and (b) for each such subsidiary for quarterly period, and a consolidated balance sheet of (y) the Company and its Subsidiaries and (z) each such subsidiary as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

           (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income and cash flows of (a) the Company and its Subsidiaries and (b) each such subsidiary for such year, and a consolidated balance sheet of
      (y) the Company and its Subsidiaries and (z) each such subsidiary as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual financial statements (which, in the case of the consolidated statements of the Company and its Subsidiaries, shall be the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements of the Company and its Subsidiaries, certified to the Company, by independent public accountants of recognized standing selected by the Company whose certificate shall be in scope and substance reasonably satisfactory to the Required Holder(s) and, as to the consolidated statements of each Subsidiary, certified by an authorized financial officer of the Company;

           (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders, if any, and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); and

            (iv) with reasonable promptness, such other financial data as such significant Holder may reasonably request.

 Together with each delivery of financial statements required by clauses


 (i) and (ii) above, the Company will deliver to each significant Holder an Officer's Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6 hereof, (b) listing all Subsidiaries and (c) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause
 (ii) above, the Company will deliver to each significant Holder (y) a written statement of the Company's independent public accountants acknowledging that the holders of the Notes are entitled to rely on such auditor's certification of such suited financial statements and (z) a certificate of such accountants stating that, in making the audit necessary the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof.

          The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company obtains knowledge of an Event of Default or Default, it will deliver to each significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the chief executive officer, principal financial officer or principal accounting officer of the Company (or any other officer or employee designated by any of them) and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          5D. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

          5E. Maintenance of Insurance. The Company covenants that it and each Subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses. Together with each delivery of financial statements under clause (ii) of paragraph 5A, the Company will, upon the request of any Significant Holder, deliver an Officer's Certificate specifying the details of such insurance in effect.

          5F. Compliance with Environmental Laws. The Company covenants that it will, and will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Environmental Laws, except where noncompliance would not adversely affect the business, condition (financial or otherwise) or operations of the Company or its Subsidiaries.

          5G. Cooperative Status. The Company covenants that it will at all times maintain its status as a Cooperative for purposes of Subchapter T of the Code.

          6. NEGATIVE, COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

          6A. Current Ratio; Fixed Charge Coverage. The Company will not permit (i) consolidated current assets to be less than 110% of consolidated current liabilities as of the last day of any fiscal quarter, or (ii) for any rolling four fiscal quarter period, Adjusted Net Earnings for such period to be less than 175% of the sum of interest expense, lease expense and scheduled principal payments made by the Company and Subsidiaries on a consolidated basis on all Debt and Patronage Indebtedness for such period.

          6B. Lien,, Debt and Other Restrictions. The Company covenants that it will not and will not permit any Subsidiary to:

          6B(1). Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of paragraph 5C), except:

                (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection

                                   13 -
          with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

               (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

               (iv) Liens consisting of capitalized leases if (a) the Funded Debt represented by the related Capitalized Lease Obligations is permitted by the provisions of paragraph 6B(2), and (b) such Lien would be permitted by the provisions of clause
          (v) of this paragraph 6B(1), and

               (v) other Liens (including existing Liens), provided that the aggregate amount of Debt secured by all such Liens and any Liens permitted by clause (iv) above shall at no time exceed an amount equal to 15% of Member Dealers' Equity, and further provided that such Debt is permitted by the provisions of paragraph 6B(2);

          6B(2). Debt. Create, incur, assume or suffer to exist any Debt, except:

               (i) Funded Debt represented by the Notes and the 1991 Agreement Notes,

                (ii) Debt of any Subsidiary to the Company or any other Subsidiary,

                (iii) additional Funded Debt of Subsidiaries, provided that the
          aggregate principal amount thereof shall at not time exceed
          $3,000,000,

               (iv) additional Funded Debt of the Company, provided that Consolidated Funded Debt shall at not time exceed 40% of Total Capitalization, and

               (v) Current Debt of the Company, provided that commencing on December 31, 1991, and at all times thereafter there shall have been a period of at least 45 consecutive days during each period of 12 consecutive calendar months on each day of which either there shall be no Current Debt outstanding or the Company could incur pursuant to clause (iv), above, additional Funded Debt in an amount equal to the maximum amount of Current Debt of the Company outstanding during such clean-down period;

          6B(3). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for such consideration which represents the fair value (as

                                  - 14 -

 determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that, the assets of such Subsidiary, together with the assets of any other Subsidiaries sold or otherwise disposed of during the most recent 36-month rolling period, do not constitute a Substantial Part of the consolidated assets of the Company and its Subsidiaries and that such Subsidiary, together with any other Subsidiaries sold or otherwise disposed of during the most recent 36-month period, shall not have contributed a Substantial Part of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless al of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and its Subsidiary are simultaneously being sold as permitted by this paragraph 6B(3));

           6B(4). Merger and Sale of Assets. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all of the consolidated assets of the Company and its Subsidiaries, or assets which, together with all assets of the Company and Subsidiaries sold, leased or otherwise disposed of during the most recent 36-month rolling period, constitute a Substantial Part of the consolidated assets of the Company and its Subsidiaries or shall have contributed a Substantial Part of Consolidated Net Earnings for any of the three fiscal years then most recently ended, to any Person, except that:

                (i) any Subsidiary may merge or consolidate with the Company (provided that the Company shall be the continuing or surviving corporation), or with any one or more other
           Subsidiaries,

                (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another
           Subsidiary,

                (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets subject tot he conditions specified in paragraph 6B(3) with respect to a sale of the stock of such Subsidiary, and

                (iv) the Company may merge or consolidate with any other corporation, provided that (a) the Company shall be the continuing or surviving corporation, (b) after giving effect to such merger or consolidation, no Default or Event of Default shall exist under this Agreement and (c) assuming that the effective date of such merger or consolidation was the last day of a fiscal quarter, no Default or Event of Default would exist under clause (i) of paragraph 6A:

           6B(5). Restrictions on Transactions with Affiliates and Stockholders. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of Company) to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate or Substantial Stockholder, or
 (ii) any corporation in which an Affiliate, Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding voting stock, except that (a) any such Affiliate or Substantial

                                  - 15 -
Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith and (b) such acts and transactions prohibited by this paragraph 6B(5) may be performed or engaged in if (x) specifically authorized by the Company's
Board of Directors (exclusive of any Affiliate or Substantial Stockholder who is a director and who may have a direct or indirect interest in such transaction) and (y) upon terms not less favorable to the Company or a Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed

          6C. Issuance of Stock by Subsidiaries. the Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary.

          6D. Compliance with ERISA. The Company will not, and will not permit any Subsidiary to, engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or with draw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          6E. No change in Subordination Terms, etc. The Company covenants that (i) no certificate representing Patronage Indebtedness will be amended or re-issued with the effect of eliminating or in any way altering the subordination language appearing therein, (ii) no amendment shall be adopted to its By-laws or any other governing document, and no agreement shall be entered into with any of its stockholders, which would entitle a stockholder, upon termination of his or its franchise in any of the circumstances described in Section 12(a) of Article XVI of the By-laws of the Company, as in effect on the date of this Agreement, to receive consideration for his or its shares in a form other than a promissory note of the Company with a term of, or in excess of, four years and providing for payments in equal annual principal installments, except to the extent specifically provided in clauses (7) and (8) of Section 12(b) of Article XVI of the By-laws of the Company as in effect on the date of this Agreement and (iii) notwithstanding the foregoing clause (ii), in no fiscal year shall cash payments in excess of $5,000,000 be made under circumstances described in clauses (7) and (8) of Section

                                   16 -
12(b) of Article XVI of the By-laws of the Company as in effect on the date of this Agreement.

          6F. Nature of Business. The Company will not, and will not permit any Subsidiary to, (i) engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than the sale of insurance on an agency or brokerage basis, or (ii) purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business.

          7.   EVENTS OF DEFAULT.

          7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

                (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or repurchase by the Company or any Subsidiary) shall occur and be continuing exceeds $3,000,000; or

          (iv) any representation or warranty made by or on behalf of the Company herein or in any writing furnished by any Officer of the Company on behalf of the Company in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made and, in the case of a misrepresentation in the second sentence of paragraph 8A, such falsity shall result

                                  - 17 -
in a liability of the Company under the Code in an amount in excess of $10,000,000; or

     (v) the Company fails to perform or observe any agreement contained in paragraph 5F or paragraph 6 hereof; or

     (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any officer obtains actual knowledge thereof-, or

            (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due;
           or

             (viii) any decree or order for relief in respect of the Company or any
Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law'), of any jurisdiction; or

     (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any Substantial Part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

     (x) any such petition or application is filed, or any such proceedings arc commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstated and in effect for more than 30 days; or

     (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

     (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a Substantial Part, or the divestiture of the stock of a Subsidiary whose assets represent a Substantial Part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a Substantial Part of the consolidated net income of the Company and its

     Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $10,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

then (a) if such event is an Event of Default specified in clause (viii),
(ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is any other Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the Required Holder(s) of the Notes of such Series shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes of such Series to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

          7B. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

          7C. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                 8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows):

                 8A. Organization and Cooperative Status. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. At all times since January 1, 1975, the Company has been a cooperative for federal income tax purposes pursuant to Subchapter T of the Code.

                8B. Financial Statements. The Company has furnished each Purchaser of Series A Notes and any Accepted Notes with the following financial statements, identified by a principal financial officer of the
 Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and a consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for each such year, all certified by KPMG Peat Marwick and (ii) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and statements of cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, and statements of cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

           8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

           8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

           8E. Environmental Compliance.  The Company and its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

           8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

           8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Exhibit E attached hereto.

          8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.
                                   21 -
          8I. Regulation G, etc. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "i-margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds from the sale of the Notes will be used to refinance bank debt and fund capital expenditures and acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation
G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

          8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

          8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Amended and Restated Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes. The representation by the company in this paragraph 8K is made in reliance upon and subject to the representation in paragraph 9.



                                  - 22 -
          8L. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

          8M. Subordination. All indebtedness identified as "Patronage refund certificates payable" on the Company's most recently furnished balance sheet is effectively subordinated to the Notes pursuant to subordination language identical to that set forth in Exhibit F hereto, which language appears on all certificates evidencing such indebtedness. The subordination language set forth in Exhibit F hereto effectively subordinates to the Notes all indebtedness evidenced by instruments bearing such language.

          8N. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished by or on behalf of the Company in connection herewith or in connection with the issuance of the Notes contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future would (so far as the Company can now foresee) materially adversely affect the business, property or assets or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in other documents, certificates and statements furnished in connection herewith by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

           9.    REPRESENTATIONS OF THE PURCHASERS.

      Each Purchaser represents as follows:

          9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

          9B. Source of Funds. The source of funds being used by each Purchaser to pay the purchase price of the Notes being purchased by each Purchaser hereunder constitutes assets allocated to the "insurance company general account" of each Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes each Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60.

          10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the text of any paragraph shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

          10A.  Yield-Maintenance Terms.

          "American Cancellation Date" shall have the meaning specified in paragraph 2B(8)(ii)(a).
                                   23 -

          "American Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iii)(a)

          "American Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(ii)(a).

          "American Dollars" or "$" shall mean and indicate the lawful currency from time to time of United States of America.

          "American Dollars Issuance Period" shall have the meaning specified in paragraph 2B(2)(a).

          "American Dollar Reinvestment Yield" shall mean, with respect to the Called Principal of any Note denominated in American Dollars, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded US Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
(ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded US Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting US Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Canadian Cancellation Date" shall have the meaning specified in paragraph 2(B)(8)(iii)(b).

          "Canadian Cancellation Fee" shall have the meaning specified in paragraph 2(B)(8)(iii)(b).

          "Canadian Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(ii)(b).

          "Canadian Dollars" or "C$" shall mean and indicate the lawful currency from time to time of Canada.
                                   24 -
"Canadian Dollars Equivalent" shall mean the principal amount of Notes specified by the Company in a Request for Purchase (expressed in American Dollars), converted into Canadian Dollars at the rate of exchange determined by Prudential at the time the Company accepts the relevant Quotation pursuant to paragraph 2B(5).

          "Canadian Dollars Issuance Period" shall have the meaning specified in paragraph 2B(2)(b).

          "Canadian Dollar Reinvestment Yield" shall mean, with respect to the Called Principal of any Note denominated in Canadian Dollars, (i) (a) the rate (as reported on "Page 40950" of the Telerate Service) for actively traded Canadian Government Bonds or (b) in the event that such Called Principal is less than 1 year, the rate (as reported on "Page 3190" of the Telerate Service) for Canadian Bankers Acceptances, in each case having an interpolated final maturity approximating the Remaining Average Life of such Called Principal as of such Settlement Date, or if such rates shall not be reported as of such time or the rates reported as of such time shall not be ascertainable, (ii) the average of rates reported by three Recognized Market Makers in such securities as of the Business Day next preceding the Settlement Date with respect to such Called Principal, for actively traded Canadian Government Bonds having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by interpolating linearly between yields reported for various maturities.

          "Cancellation Date" shall have the meaning specified in paragraph 2B(8)(iii)(b).

          "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iii)(b).

          "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(ii)(b).

          "Discounted Value" shall mean, with respect to the Called Principal of any Note denominated in American Dollars, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor applied on the same periodic basis as that on which interest on such Note is payable equal to the American Dollar Reinvestment Yield (in the case of Notes denominated in American Dollars) or the Canadian Dollar Reinvestment Yield (in the case of Notes denominated in Canadian Dollars) with respect to such Called Principal.

           "Issuance Fee" shall have the meaning specified in paragraph

           2B(9)(i).

           "Issuance Period" shall have the meaning specified in paragraph

           2B(2).



          "Overnight Investment Rate" shall mean the actual rate of interest, if any, received by Prudential on the overnight deposit of the Canadian Dollar funds designated

                                   25 -
for the purchase of the Notes, it being agreed by Prudential that reasonable efforts will be made by or on behalf of Prudential to make such deposit in an interest bearing account.

          "Rate of Interest" shall mean the Canadian Dollar rate of interest as determined by Prudential based on the swap conversion of the US dollar rate of interest applicable to the Notes as agreed to by Prudential and the Company in connection with fixing the US coupon on the Notes.

          "Recognized Market Makers" shall mean, two nationally recognized dealers of United Kingdom gilt-edged securities, as determined by Prudential.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

           10B.  Other Terms.

           "Acceptance" shall have the meaning specified in paragraph
           2B(5).

           "Acceptance Day" shall have the meaning specified in paragraph
           2B(5).

           "Acceptance Window" shall have the meaning specified in paragraph 2B(5).

           "Accepted Note" shall have the meaning specified in paragraph
           2B(5).

                                  - 26 -

          "Adjusted Net Earnings" shall mean Consolidated Net Earning plus amounts deducted in the calculation thereof for depreciation, amortization, interest expense, and lease expense.

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

          "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

          "Bankruptcy Law" shall have the meaning specified in clause
(viii) of paragraph 7A-

          "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banks in New York City are required or authorized to be closed.

          'Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

          "Closing Day" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the

                                  - 27 -
closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

          "Confidential Information" shall mean any written information delivered or made available by or on behalf of the Company or any Subsidiary to a Purchaser or a Transferee (as the case may be), including without limitation any non-public information obtained pursuant to paragraph 5A or 5B, in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to such Purchaser or Transferee (as the case may be) at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Purchaser or Transferee (as the case may be), or (iii) which otherwise becomes known to such Purchaser or Transferee, other than through disclosure by the Company.

          "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

          "Consolidated Funded Debt" shall mean, as of the time of any determination, the sum of (i) all Funded Debt of the Company and Subsidiaries determined on a consolidated basis and (ii) all Funded Debt of the Company owed to Subsidiaries.

           "Consolidated Net Earnings" shall mean:

                (i) consolidated gross revenues of the Company and its Subsidiaries less

                (ii) all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earning which are included in gross revenues, and current additions to reserves), but not including in gross revenues:

                                   28 -

               (a) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets);

               (b)     any gains resulting from
               the write-up of assets;

               (c) any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a
                        Subsidiary;

               (d) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition; or

                    (e) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

all determined in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" shall mean, as of the time of any determination, the sum of (i) Patronage Indebtedness, and (ii) Member Dealers' Equity.

          "Current Debt' shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations of borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable at the sole option of the Company pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current Debt, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

          "Debt" shall mean Current Debt and Funded Debt.


          "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders,

                                   - 29
decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.
           "Facility" shall have the meaning specified in paragraph 2B(l).

           "Funded Debt" shall mean and include without duplication,

                (i) any obligation payable more than one year from the date of creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability, including Capitalized Lease Obligations,

                (ii) indebtedness payable more than one year form the date of creation thereof which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

                (iii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

                (iv) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee, and

                (v) any obligation which, regardless of its term, is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement;

all as determined in accordance with generally accepted accounting principles; provided, however, that Funded Debt shall not include Patronage Indebtedness or up to $35,000,000 of contingent recourse obligations of the Company incurred in connection with its sale from time to time of notes receivable due from the Company's dealers.

          "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

          "Institutional Investor" shall mean any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company, or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other institutional investor, and any nominee of the foregoing.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Member Dealers' Equity" shall mean, as of the time of any determination, the total of (i) the par value (or stated value on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries; provided that in no event shall amounts attributable to treasury stock be included in Member Dealers' Equity.

          "Multiemployer Plan" shall mean any Plan which is a "Multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

          "1991 Agreement Notes" shall mean the notes of the Company issued pursuant to the Note Purchase and Private Shelf Agreement dated as of September 27, 1991 between the Company and Prudential, as amended from time to time.

           "Note" and "Notes" shall have the meaning specified in paragraph
           1B.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

          "Patronage Indebtedness" shall mean subordinated indebtedness of the Company issued to its members as all or part of a patronage dividend and evidenced by a certificate bearing subordination language identical to that set forth in Exhibit F hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any of its functions under ERISA.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Price Increase" shall have the meaning specified in paragraph 2B(8)(iii)(a).

          "Prudential" shall mean The Prudential Insurance Company of
          America.

          "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

          "Purchasers" shall mean Prudential with respect to the Series A Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

          "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

          "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

          "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

           "Securities Act" shall mean the Securities Act of 1933, as amended.

           "Series" shall have the meaning specified in paragraph 1B.

           "Series A Closing Day" shall have the meaning specified in paragraph 2A.

           "Series A Note(s)" shall have the meaning specified in paragraph

           1A.



          "Significant Holder" shall mean (i) Prudential and any other Purchaser, so long as Prudential, any Prudential Affiliate or such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

          "Subsidiary" shall mean any corporation shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

          "Substantial Part" shall mean (i) in the context of the consolidated assets of the Company and its Subsidiaries, assets which constitute 10% or more thereof and (ii) in the context of assets' contribution to Consolidated Net Earnings, assets which contributed 15% or more thereof

          "Substantial Stockholder" shall mean (i) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (ii) any person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this paragraph.

          "Total Capitalization" shall mean, as of the time of any determination, the sum of (i) Consolidated Net Worth and (ii) Consolidated Funded Debt.

          'Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

          'Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          11.    MISCELLANEOUS.

          11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any

Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

          11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification requested by the Company of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. Notwithstanding the foregoing, the Company shall not be obligated to reimburse a Purchaser or any transferee for expenses incurred in connection with the sale or transfer of a Note. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

          11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended Or supplemented.

          11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute arid deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding anything to the contrary herein, each Purchaser agrees, and each Transferee by its acceptance of an interest in any Note agrees, that no Note (or any interest therein) shall be transferred to any Person which is not an Institutional Investor.


                                   35 -

          11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-
Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

          11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

          11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not; provided, however, that the Company may not assign its rights or obligations hereunder to any Person.

          11H. Disclosure to Other Persons. Each Purchaser agrees (and each Transferee by its acceptance of an interest in any Note agrees) to use its best efforts to hold in confidence and not disclose any Confidential Information; provided that nothing herein shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder,
(vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

          11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser,

                                  - 36 -

addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Ace Hardware Corporation, 2200 Kensington Court, Oak Brook, Illinois 60521, Attention:
Treasurer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

          11J. Descriptive Headings, The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11L. Accounting Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof, subject to the next sentence. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause
(ii) of paragraph 5A.

          11M. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on,

                                  - 37 -

or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the succeeding Business Day. If the date for any payment is extended to the succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

          11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

          11O.      Counterparts.  This Agreement may be executed in any
number of counter-parts, each of which shall be an original, but all of which together shall constitute one instrument.








                                   38 -

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.



                             Very truly yours,

                                    ACE HARDWARE
                                    CORPORATION

                                    By:

                                    Name:       Gary A. Hunt
                                    Title:         Treasurer


The foregoing Agreement is

hereby accepted as of the

date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:

        Vice President








                                   38 -

                                                       EXHIBIT A-1


                          [FORM OF SERIES A NOTE]


                         ACE HARDWARE CORPORATION


               6.47% SENIOR SERIES A NOTE DUE JUNE 22, 2008


No.                                                [Date]
$


     FOR VALUE RECEIVED, the undersigned, ACE HARDWARE CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to or registered assigns, the
principal sum of                  DOLLARS on June 22, 2008, with interest
(computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of % per annum from the date hereof, payable quarterly on the day of February, May, August and November in each year, commencing with the February, May, August or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) -% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of September 22, 1993 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without Yield Maintenance Amount and in other cases with the Yield Maintenance Amount specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

     In case an Event of Default as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal law of such State.







                              ACE HARDWARE CORPORATION



                                    By:
                                  Title:


                                                                EXHIBIT A-2


                           [FORM OF SHELF NOTE]

                         ACE HARDWARE CORPORATION

                       SENIOR SERIES           NOTE









No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES-
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



     FOR VALUE RECEIVED, the undersigned, ACE HARDWARE CORPORATION (herein called the "Company"), a corporation organized and existing under the laws
of the State of Delaware, hereby promises to pay to        , or registered
assigns, the principal sum of        DOLLARS [on the Final Maturity
Datespecified above, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to an Amended and Resated Note Purchase and Private Shelf Agreement, dated as of August 23, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     The Company agrees to make principal payments of this Note on the Principal Installment Dates (if any) specified above. This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal law of such State.




                                              ACE HARDWARE CORPORATION




                                        By:
                                        Name:
                                        Title:



                                                              EXHIBIT A-3



                           [FORM OF SHELF NOTE]

                         ACE HARDWARE CORPORATION

                       SENIOR SERIES            NOTE



No.
ORIGINAL PRINCIPAL AMOUNT: C$
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:




     FOR VALUE RECEIVED, the undersigned, ACE HARDWARE CORPORATION (herein called the "Company"), a corporation organized and existing under the laws
of the State of Delaware, hereby promises to pay to         , or
registered assigns, the principal sum of           CANADIAN DOLLARS
[on the Final Maturity Date specified above],[payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year --30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) the rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in [Toronto/New York City] or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of Canada.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of August 23, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     The Company agrees to make principal payments of this Note on the Principal Installment Dates (if any) specified above. This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal law of such State.




                                        ACE HARDWARE CORPORATION




                                        By:




                                                            EXHIBIT C

                   [FORM OF CONFIRMATION OF ACCEPTANCE]

                         ACE HARDWARE CORPORATION



     Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of September 22, 1993, and as amended and restated as of August 23,1996 between ACE HARDWARE CORPORATION (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph I 1A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

1. Accepted Notes: Aggregate principal
   amount $                or C $

          (A)  (a) Name of Purchaser:
               (b) Principal amount:
               (c) Final maturity date:
               (d) Principal prepayment dates and amounts-.
               (e) Interest rate:
               (f) Interest payment period:
               (g) Payment and notice instructions: As set forth on
                   attached

Purchaser   Schedule


          (B)  (a) Name of Purchaser:
               (b) Principal amount:
               (c) Final maturity date:
               (d) Principal prepayment dates and amounts:
               (e) Interest rate:
               (f) Interest payment period:
               (g) Payment and notice instructions: As set forth on
                   attached Purchaser Schedule



(C), (D).....  same information as above.]

                         C - I

II.  Closing Day:


111.   Currency Exchange Rate





Dated:                                       ACE HARDWARE CORPORATION


                                    By:
                                  Title:



                              THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA



                                      By:
                                      Vice President



                                      [PRUDENTIAL AFFILIATE]



                                      By:
                                      Vice President








                                   C - 2



                                                           EXHIBIT D-1

                  [FORM OF OPINION OF COMPANY'S COUNSEL]




                                                     [Date of Closing]


[Name(s) and addressees) of
purchaser(s)]


Ladies and Gentlemen:

     I have acted as counsel for Ace Hardware Corporation (the "Company") in connection (the "Company"), with the Note Purchase and Private Shelf Agreement, dated as of September 22, 1993, as amended and restated as of August 23, 1996 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series
   Notes of the Company in the aggregate principal amount of $
   (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(2) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by you in paragraph 9A of the Agreement.

      Based on the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.


                                 D - 2 - 1

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to me after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Exhibit E to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

     6. The Note constitutes "other indebtedness" as that term is used in the subordination language appearing in the Company's outstanding patronage refund certificates (which subordination language is attached to the Agreement as Exhibit F), and all indebtedness of the Company evidenced by such certificates is subordinate to the Note as provided in such certificates.

                             Very truly yours,





                                 D - 2 - 2



                                                        EXHIBIT E

                     LIST OF AGREEMENTS LIMITING DEBT

          AGREEMENT                            RESTRICTION

Bond Purchase Agreement, dated         Not permit the ratio of Total Liabilities
December 22, 1981 between Anne         to Net Worth to exceed 2.9 to 1.
ArundeL County, Maryland and Ace
Hardware Corporation and The Northern       As of 8/31/93:
Trust Company                               Liabilities    $462,245,000
                                            Net Worth      $182,257,000
                                            Ratio          2.5 to 1.

Note Purchase and Private Shelf        Consolidated Funded Debt shall at no
Agreement, dated September 27, 1991    time exceed 35% of Total Capitalization.
between Ace Hardware Corporation and
The Prudential Insurance Company of         As of 8/31/93:
           America                          Funded Debt          $109,505,000
                                            Total Capitalization $354,027,000
                                            Percent              31%








                                 D - 2 - 3


                                                         EXHIBIT F


     This Certificate is subordinated to all the rights and claims of all secured, general and bank creditors against Ace Hardware Corporation and no payment hereon shall be made if, at the time of such proposed payment, there exists a default in the payment of principal or interest on any indebtedness secured by any mortgage now or hereafter made by Ace Hardware Corporation or any other default under any such mortgage or any default in payment of any other indebtedness now or hereafter incurred by Ace Hardware Corporation until such default has been cured or waived, or if such proposed payment would cause a default in any such mortgage or any other indebtedness or result in the nonpayment thereof; and in the event of foreclosure, if the property securing any such mortgage or other indebtedness is sold pursuant to such proceedings or in lieu thereof, and a lesser sum is realized than the amount due on such debt, this Certificate is subordinate to any such deficiency and such deficiency on any such mortgage or other indebtedness shall first be paid in full before any payment hereon; and in the event of voluntary or involuntary liquidation of Ace Hardware Corporation, or in any bankruptcy, reorganization, insolvency, insolvency or receivership proceedings, such mortgage or such other indebtedness shall first be paid in full before any payment hereon.








                                 D - 2 - 4



                            PURCHASER SCHEDULE

                              Series B Notes

                         Ace Hardware Corporation


                                                     Aggregate
                                                     Principal
                                                     Amount of
                                                     Notes to be   Note Denom-
                                                     Purchased     ination(s)

 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA    $20,000.000    $20,000,000

      All payments on account of Notes held by such
       purchaser shall be made by wire transfer of'
        immediately available funds for credit to:

     Account No. 050-54-526
     Morgan Guaranty Trust Company of' New York
     23 Wall Street
     New York, New York 10015
     (ABA No.: 021-000-238)

     Each such wire transfer shall set forth the name of the Company, a reference to "7.49% Series B
     Senior Notes due June 15, 2011, Security  No.
     !INV4571!", and the due date and application
     (as among principal, interest and Yield-Maintenance
     Amount) of the payment being made.

2)     Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Four Gateway Center
     1OO Mulberry Street
     Newark, New Jersey 07102

     Attention:   Investment Administration Unit
     Telecopy:  (201) 802-7551

           Address for all other communications and notices:

     The  Prudential Insurance  Company of American
     c/o Prudential Capital Group
     Two Prudential  Plaza
     Suite 5600
     Chicago, Illinois  60601

     Attention:   Managing Director
     Telecopy:     (312) 540-4222

4)  Recipient of telephonic repayment notices:

    Manager, Asset Management Unit
    Telephone: (201) 802-6429
    Telecopy:          (201) 802-7551

     Recipient of telephonic prepayment notices:

     Manager, Asset Management Unit
      (201) 802-6429

6)   Tax Identification No:  22-1211670



                           INFORMATION SCHEDULE

                    Authorized Officers for Prudential


Allen A. Weaver                              P. Scott von Fischer
Managing Director                            Senior Vice President
Prudential Capital Group                     Prudential Capital Group
Two Prudential Plaza                         Two Prudential Plaza
Suite 5600                                   Suite 5600
Chicago, Illinois  60601                     Chicago, Illinois 60601

Telephone:     (312) 540-4211                Telephone:     (312) 540-4225
Facsimile:     (312) 540-4222                Facsimile:     (312) 540-4222

Mark A. Hoffmeister                          Marie I. Fioramonti
Senior Vice President                        Senior Vice President
Prudential Capital Group                     Prudential Capital Group
Two Prudential Plaza                         Two Prudential Plaza
Chicago, Illinois  60601                     Chicago, Illinois  60601

Telephone:     (312) 540-4215                Telephone:     (312) 540-4216
Facsimile:     (312) 540-4222                Facsimile:     (312) 540-4222

Senior Vice President
Central Credit
Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102

Telephone:     (201) 802-6429
Facsimile:     (201) 624-6432



                    Authorized Officers for the Company


David F. Hodnik            Rita D. Kahle              David W. League
President & CEO            Vice President, Finance    Vice President, General
Ace Hardware Corporation   Ace Hardware Corporation   Counsel & Secretary
2200 Kensington Court      2200 Kensington Court      Ace Hardware Corporation
Oak Brook, Illinois  60521 Oak Brook, Illinois 60521  2200 Kensington Court
                                                      Oak Brook, Illinois 60521

Telephone:     (708) 990-6600
Facsimile:     (708) 571-4512